Exhibit 10.1

AMENDMENT TO

EMPLOYEE AT WILL, NON-DISCLOSURE, NON-COMPETE, AND

DEVELOPMENT ASSIGNMENT AGREEMENT

This Amendment to EMPLOYEE AT WILL, NON-DISCLOSURE, NON-COMPETE, AND DEVELOPMENT ASSIGNMENT AGREEMENT (this “Amendment”) is made as of June 25, 2020 (the “Effective Date”), by and between Scott’s Liquid Gold-Inc., a Colorado corporation (“Employer”) and Kevin A. Paprzycki (“Employee”).

Recitals

WHEREAS, Employer and Employee are parties to that certain Employee At Will, Non-Disclosure, Non-compete, and Development Assignment Agreement dated May 2, 2018 (the “Non-Compete Agreement”).  Capitalized terms used but not defined herein have the meaning ascribed to them in the Employment Agreement; and

WHEREAS, Employer and Employee desire to amend the Non-Compete Agreement to extend Employee’s severance period to 12 months.

Agreement

NOW, THEREFORE, in consideration of Employee’s continued employment with Employer, the compensation received by Employee from Employer from time to time, the mutual promises stated in this Amendment, and other good and valuable consideration, Employer and Employee agree as follows:

1.	Amendments to Non-Compete Agreement. Section 2 of the Non-Compete Agreement is hereby deleted in its entirety and replaced with the following:

2.At Will Employment Status/Severance.  Your employment with us is subject to your right and our right to terminate your employment for any reason immediately at will, with no cause or prior notice and without severance pay, except as expressly set forth herein.  You will devote all of your working time to such services and duties as the Company directs, unless we give written permission to you to perform duties for others.  You will comply with rules and regulations adopted by us in regard to employment matters.  In the event the Company terminates your employment for any reason, other than for Cause, you will be entitled to severance pay equal to 12 months of your base salary.  Such severance amount, if any, will be subject to deductions for taxes and other applicable withholdings, and will be paid in accordance with the terms of a release, as set forth below.  If the termination of your employment with the Company is for Cause, or if you resign or terminate your employment, you will not be entitled to any severance pay.  As a condition to the receipt of the severance provided for herein, you will timely execute, return to the Company, and not revoke, if applicable, a release, in the form established by the Company and similar to the release attached hereto as Exhibit A, releasing the Company, and Company’s parent corporation, subsidiaries, affiliates, and their respective shareholders, partners, officers, directors, managers, employees, attorneys and agents from any and all claims and from any and all causes of action of any kind or character including, but not limited to, all claims or causes of action arising out of your employment with Company or its affiliates or the separation of such employment, but excluding all claims to vested benefits and payments you may have under any compensation or benefit plan, program or arrangement, including this Agreement.

2.	Miscellaneous.
a.

Construction. Except as amended by this Amendment, the Non-Compete Agreement remains in full force and effect in accordance with its terms. The parties hereto acknowledge that to the extent any provision of this Amendment is inconsistent with any provision of the Non-Compete Agreement, the parties hereto agree that the Non-Compete Agreement shall be deemed modified as contemplated in this Amendment and this Amendment shall control.

b.

Severability. Each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision is held invalid, the rest of the Amendment will remain in full effect.

c.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.
d.

Governing Law.  This Amendment is governed by, and is to be construed and enforced in accordance with, the laws of the State of Colorado, without regard to the conflicts of laws principles of that State.  By executing this Agreement, each party submits to in personam jurisdiction to courts (state or federal) located in the State of Colorado, and hereby waives the right to a jury in any dispute arising under or related to this Amendment.

IN WITNESS WHEREOF, Employer and Employee have executed this Amendment effective as of the Effective Date.

Scott’s Liquid Gold-Inc.:

By: /s/ Mark E. Goldstein

Name: Mark E. Goldstein

Title:   President and Chief Executive Officer

Kevin A. Paprzycki:

/s/ Kevin A. Paprzycki

Kevin A. Paprzycki